[LETTERHEAD OF ARTHUR ANDERSEN LLP]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1997 included in Finlay Enterprises, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 1, 1997 and to all references to our Firm included in this Registration Statement on Form S-8.


/s/ Arthur Andersen LLP
-----------------------

New York, New York
November 25, 1997